                                    EXHIBIT 5

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                 March 23, 1998



Habersham Bancorp
Highway 441 North
P.O. Box 1980
Cornelia, Georgia 30531

         Re:      Registration Statement on Form S-8
                  Habersham Bancorp
                  Amended and Restated Incentive Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel for Habersham Bancorp, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 250,000 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be issued and sold by the Company upon the exercise of options granted to selected officers and employees of the Company and its subsidiaries pursuant to the Habersham Bancorp 1996 Incentive Stock Option Plan (the "Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of stock options pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized; and

                 2. Upon the issuance and delivery of the Shares pursuant to the exercise of options and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                   Very truly yours,

                                      /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

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